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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File No. 2-98913), (File No. 33-43276), (File No. 33-49426), (File No. 33-49428), (File No.33-51671), (File No.
33-56575), (File No. 33-63291), and (File No. 333-13453).



                                                        ARTHUR ANDERSEN LLP



Philadelphia, PA
March 26, 1997